Exhibit 99.1

Astria Therapeutics Announces Pricing of $125 Million Underwritten Offering

BOSTON, Mass., January 30, 2024 – Astria Therapeutics, Inc. (“Astria Therapeutics,” “Astria,” the “Company,” “our,” or “us”) (Nasdaq: ATXS), a biopharmaceutical company focused on developing life-changing therapies for allergic and immunological diseases, today announced the pricing of an underwritten offering of 10,340,000 shares of its common stock. Each share of common stock is being sold at a price of $12.09. The aggregate gross proceeds of the offering are expected to be approximately $125 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

All of the securities are being offered by Astria. The offering is expected to close on or about February 1, 2024, subject to satisfaction of customary closing conditions.

The financing was led by RA Capital Management, with participation from Perceptive Advisors, Venrock Healthcare Capital Partners, TCGX, Driehaus Capital Management and Adage Capital Partners L.P., in addition to other existing shareholders.

Jefferies and Evercore ISI are acting as joint book-running managers for the offering. LifeSci Capital is acting as lead manager.

The securities described above are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-276057), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 29, 2023. The offering is being made only by means of a prospectus supplement and the accompanying prospectus. A final prospectus supplement relating to the offering will be filed with the SEC and will be available at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus may be obtained for free by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com; or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, or by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Astria Therapeutics

Astria Therapeutics is a biopharmaceutical company, and our mission is to bring life-changing therapies to patients and families affected by allergic and immunological diseases. Our lead program, STAR-0215, is a monoclonal antibody inhibitor of plasma kallikrein in clinical development for the treatment of hereditary angioedema. STAR-0310 is a monoclonal antibody OX40 antagonist in preclinical development for the treatment of atopic dermatitis.

Cautionary Note Regarding Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the anticipated completion of the offering and the expected gross proceeds of the offering, among other things, and statements containing the words “believes,” “anticipates,” “plans,” “expects,” “may” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions relating to the offering, as well as uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of the Company’s product candidates; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products; availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; other matters that could affect the availability or commercial potential of the Company’s product candidates; and general economic and market conditions and other factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which is on file with the SEC, and in other filings that the Company has made and may make with the SEC in the future. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.

###

Investor Relations and Media:

Elizabeth Higgins

investors@astriatx.com